Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs USA Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Private Equity, LLC, a Delaware limited liability company (“CSPE”). CSPE is the sole member of DLJ MB III, LLC, a Delaware limited liability company (“MB III LLC”).  CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Issuer. DLJ LBO Plans Management, LLC, a Delaware limited liability company (“DLJLBO”), DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, Credit Suisse Capital LLC, a Delaware limited liability company and DLJ MB Funding II, Inc. are indirect wholly owned subsidiaries of CS USA Inc. The address of the principal business and office of each of CS Hldgs USA Inc, CS USA Inc, CS Sec USA LLC, CSPE, MB III LLC, CS Sec USA LLC, DLJLBO, DLJ LBO II and Credit Suisse Capital LLC is Eleven Madison Avenue, New York, New York 10010.

Each of MB III LP, DLJ ESC, Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2, Partners III GmbH, DLJ MB Funding II, Inc., Millennium and MBP III, (each, defined below, and, collectively, the “Investing Entities”) makes investments for long-term appreciation.  MB III LLC is (i) the advisory general partner of each of Offshore Partners III, Offshore Partners III-1, and Offshore Partners III-2, (ii) the managing general partner of MB III LP and (iii) managing general partner of Millennium and DLJ Merchant Banking Partners III, L.P.  DLJ Merchant Banking III, L.P. is (i) the associate general partner of each of Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2 and (ii) the managing limited partner of Partners III GmbH. DLJLBO is the general partner of DLJ ESC.  DLJLBO II is the general partner of MBP III. The address of the principal business and office of each of the Investing Entities is Eleven Madison Avenue, New York, New York, 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2) Includes 4,027,713 shares sold by DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("MB III LP"); 475,420 shares sold by DLJ ESC II, L.P., a Delaware limited partnership (“DLJ ESC”); 281,629 shares sold by DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership ("Offshore Partners III"); 72,684 shares sold by DLJ Offshore Partners III-1, C.V., a Netherlands limited partnership ("Offshore Partners III-1"); 51,778 shares sold by DLJ Offshore Partners III-2, C.V., a Netherlands limited partnership ("Offshore Partners III-2"); 34,354 shares sold by DLJ MB Partners III GmbH & Co. KG, a German limited partnership ("Partners III GmbH"); 42,098 shares sold by DLJ MB Funding III, Inc., a Delaware corporation; 6,850 shares sold by Millennium Partners II, L.P., a Delaware limited partnership ("Millennium"); and 757,474 shares sold by MBP III Plan Investors, L.P., a Delaware limited partnership ("MBP III").

(3) Includes 8,622,404 shares held by MB III LP; 1,017,765 shares held by DLJ ESC; 602,902 shares held by Offshore Partners III; 155,600 shares held by Offshore Partners III-1; 110,844 shares held by Offshore Partners III-2; 73,544 shares held by Partners III GmbH; 90,122 shares held by DLJ MB Funding III, Inc.; 14,666 shares held by Millennium; 1,621,577 shares held by MBP III; 31,215 shares held by Credit Suisse Capital LLC; and 1,599 shares held by CS Sec USA LLC.